UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): JUNE 23, 2015

Commission File Number: 000-53462

TIERRA GRANDE RESOURCES, INC.
(Exact name of registrant as specified in charter)

NEVADA
(State or other jurisdiction of incorporation or organization)

98-054-3851
(IRS Employer Identification Number)

3209 Utah Ave S, Seattle, Washington 98134

(Address of principal executive offices)

857-777-6190
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

•	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
•	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
•	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
•	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 – Entry into a Material Definitive Agreement

Sponsorship Agreement with Anthemic, LLC for FLOODFest Chicago 2015

On June 23, 2015, Tierra Grande Resources, Inc. (the “Company”) entered into a Sponsorship Agreement with Anthemic, LLC, Producer of FLOODFest Chicago 2015, which will be held at the Virgin Hotel Chicago from July 30, 2015 to August 1, 2015 (the “Event”).

Under the terms of the Sponsorship Agreement, the Company’s operating subsidiary, VNUE, Inc. (“VNUE”) will serve as Co-Presenting Sponsor of the Event, and VNUE shall pay a Sponsorship Fee of $75,000. To date, VNUE has paid $50,000 of the Sponsorship Fee, and the remaining $25,000 is due to be paid by July 15, 2015. On July 10, 2015, the Company received approval from Anthemic to file this Form 8-K.

A copy of the Sponsorship Agreement is attached hereto as Exhibit 10.1. The description of the Sponsorship Agreement herein is qualified by the terms of the full text of the agreement attached hereto and the terms thereof are incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits:

10.1 – Sponsorship Agreement By and Between Anthemic, LLC & VNUE dated June 23, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 10, 2015	TIERRA GRANDE RESOURCES, INC.

	By:	/s/ Matthew Carona
Matthew Carona
CEO